UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly Reports on Form 10-Q. Additionally, Edison International and SCE provide direct links to Edison International and SCE presentations, documents and other information at www.edisoninvestor.com (Presentations and Updates) in order to publicly disseminate such information.

Terms not defined herein have the meanings ascribed to them in the 2024 Form 10-K.

Item  7.01Regulation FD Disclosure

On September 13, 2025, the California Legislature approved Senate Bill (“SB”) 254. SB 254 will be sent to the California Governor, who is expected to sign the legislation into law. The summary of SB 254 furnished as Exhibit 99.1 to this report is based on SCE's interpretation of the legislation.

Members of Edison International management will use the information in the presentation furnished as Exhibit 99.1 regarding the legislation referenced above in meetings with institutional investors and analysts and at investor conferences. The attached presentation will also be posted on www.edisoninvestor.com.

Item  8.01Other Events

On September 11, 2025, SCE entered into an agreement (the "Subrogation Settlement") with an insurance claimant in the 2025 Eaton Fire litigation (the “Subrogation Claimant”). Under the Subrogation Settlement, SCE agreed to pay the Subrogation Claimant $0.52 for each dollar in claims paid or to be paid by the Subrogation Claimant to its policy holders, up to an agreed upon cap. The Subrogation Claimant had paid its policy holders an aggregate of approximately $500 million as of July 31, 2025. No admission of wrongdoing or liability was made in reaching the Subrogation Settlement, and the Subrogation Claimant agreed to release SCE and Edison International from all claims and potential claims related to or arising from the Eaton Fire.

SCE has advised the administrator of the Wildfire Insurance Fund that SCE believes the Eaton Fire is a “covered wildfire” for purposes of accessing the fund and that it anticipates that future resolution of eligible claims arising from the Eaton Fire will require seeking reimbursement from the fund.

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Business Update Supplement – SB 254 Summary

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: September 14, 2025

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: September 14, 2025